Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ambipar Emergency Response

The Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 23, 2025, relating to the consolidated financial statements of Ambipar Emergency Response, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO RCS Auditores Independentes SS Ltda

BDO RCS Auditores Independentes SS Ltda

Campinas, Brazil

September 3, 2025